UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2021 (the “Amendment Date”), Clubhouse Media Group, Inc. (the “Company”) and Harris Tulchin, a current director of the Company, entered into an amendment to Mr. Tulchin’s Director Agreement (the “Amendment”). Pursuant to the Amendment, the Company and Mr. Tulchin agreed to modify certain provisions of the original Director Agreement dated August 5, 2020, which was previously described in, and filed as an exhibit to, the Current Report on Form 8-K of the Company filed on August 11, 2020 (the “Original Director Agreement”). Together, the Amendment and Original Director Agreement set out the terms and conditions of Mr. Tulchin’s role as a director of the Company.

Pursuant to the Original Director Agreement, as compensation for his services as a director of the Company, the Company agreed to issue Mr. Tulchin a number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) having a fair market value of $25,000 at the end of each calendar quarter that Mr. Tulchin serves as a director of the Company. The number of shares of Common Stock to be issued representing the “fair market value” will be calculated by dividing $25,000 by the VWAP (as defined below). Additionally, the parties agreed that compensation payable to Mr. Tulchin for any partial calendar quarter will be pro-rated.

As defined in the Original Director Agreement, “VWAP” means, for any date, the price determined by the daily volume weighted average closing price of the Common Stock during the 22 trading day period immediately prior to the calculation date, as reported by Bloomberg L.P.

Pursuant to the Amendment, the Company and Mr. Tulchin agreed that the Original Director agreement would be modified to provide that any such issuance of Common Stock granted to Mr. Tulchin will be shares of Common Stock registered on the Company’s registration statement on Form S-8 with the Securities and Exchange Commission, effective as of January 19, 2021 (the “Form S-8), so long as the Company has sufficient shares of Common Stock registered on the Form S-8.

In addition, pursuant to the Amendment, the Company and Mr. Tulchin agreed that the Original Director Agreement would be modified to provide that, on the Amendment Date, Mr. Tulchin would receive the following issuances of Common Stock as compensation for Mr. Tulchin’s services as a director of the Company, and such issuances would also be shares of Common Stock registered on the Company’s Form S-8, so long as the Company had sufficient shares of Common Stock registered on the Form S-8:

●	18,822 shares of Common Stock, representing:

○	9,770 shares for compensation for the calendar quarter ended September 30, 2020 (i.e. $25,000, pro-rated for the period from August 5, 2020 to September 30, 2020 ($15,489.13) divided by the VWAP of $1.59)
○	9,052 shares for compensation for the calendar quarter ended December 31, 2020 (i.e. $25,000 divided by the VWAP of $2.76)

●	6,500 shares of Common Stock, provided as additional consideration for Mr. Tulchin’s service to the Company between the effective date of the Original Director Agreement (August 5, 2020) and the Amendment Date.

Other than the amendments described above, the parties agreed that the Original Director Agreement will remain in full force and effect until terminated in accordance with its terms. Any reference in the Original Director Agreement to the “Agreement” will now be deemed a reference to the Original Director Agreement as amended by the Amendment.

The foregoing description of the Amendment is subject to, and qualified in its entirety by the Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Original Director Agreement is subject to, and qualified in its entirety by the Director Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on August 11, 2020.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment to the Director Agreement between the Company and Harris Tulchin, dated March 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2021	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer